Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Online-Redefined, Inc.

(A development stage company)

Los Angeles, California

We hereby consent to the use in this Amended Registration Statement on Form S-1/A (Post-Effective Amendment No. 2) (the “Registration Statement”) of our report dated April 16, 2013, relating to the accompanying balance sheets of Online-Redefined, Inc., a development stage company (the “Company”) as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from December 17, 2008 (Inception) through December 31, 2012, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern, appearing in such Registration Statement.  We also consent to the reference to our firm under the Caption “Experts” in such Registration Statement.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

September 23, 2013